Exhibit 24.2
Power of Attorney
KNOW ALL PERSONS BY THESE PRESENTS, that Ronald R. Blanck, D.O. constitutes and appoints Carlton E. Turner and Robert W. Schnitzius and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, including post-effective amendments, to Carrington Laboratories, Inc.’s Registration Statement on Form S-1 (SEC No. 333-145909), and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

April 4, 2008	/s/ Ronald R. Blanck
Ronald R. Blanck, D.O.